UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 1, 2012

DEHAIER MEDICAL SYSTEMS LIMITED

 (Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 501, Jiuzhou Plaza

83 Fuxing Road, Haidian District

Beijing 100856 China

(Address of principal executive offices, including zip code)

+86 (10) 5166-0080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Mr. Peter Zhuo tendered his resignation as a director from the Board of Directors of Dehaier Medical Systems Limited (the “Registrant”), effective March 1, 2012.  Mr. Zhuo’s resignation was not due to any disagreement with the Registrant.

Item 5.02(d)

Effective March 1, 2012, the Nominating Committee of the Registrant recommended, and the Board of Directors of the Registrant approved, the appointment of Mr. Mingwei Zhang to the Registrant’s Board of Directors and Board committees.

Mr. Zhang, 58, will serve as a Class I member of the Board of Directors until the meeting of the shareholders of the Registrant in 2014, at which time the shareholders will vote on whether Mr. Zhang will serve as a Class I member of the Board for another term.  Mr. Zhang is an independent director pursuant to the independence requirement under NASDAQ Rule 5605(c)(2)(A)(ii).  Mr. Zhang will be a member of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors.  Mr. Zhang will also serve as chairman of the Audit Committee. The Registrant believes Mr. Zhang qualifies as an audit committee financial expert.

Mr. Zhang has extensive knowledge and experience in accounting from the perspective as an academic and a practicing accountant. Since September 2007, Mr. Zhang has served as Chief Financial Officer and a Director of Sino-Global Shipping America, Ltd. (NasdaqCM: SINO). From July 2007 through July 2010, Mr. Zhang also served as a professor and head of the School of Accounting at Tianjin University of Finance and Economics. From May 2001 until December 2007, Mr. Zhang was a partner in Baker Tilly China, an international public accounting firm. From July 1994 to June 2003, he served as a Lecturer at Monash University in Australia. Mr. Zhang received a Bachelor’s degree and a Master’s degree in Accounting from Tianjin University of Finance and Economics. He also received a Master’s degree in Commerce from the University of Newcastle. Mr. Zhang is a Certified Management Accountant in Australia. Mr. Zhang was chosen as a director because of his financial experience.

Pursuant to a Director Engagement Letter with Mr. Zhang, the Registrant has agreed to pay Mr. Zhang a director fee of $4,000 per year and a single grant of options to purchase 20,000 of the Registrant’s common shares at an exercise price equal to the closing price of the Registrant’s common shares on the date of grant and to reimburse Mr. Zhang for actual travel expenses for Board meetings, up to $6,000 per meeting and $12,000 per year.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dehaier Medical Systems Limited

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: March 1, 2012

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